UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 13, 2008
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices)            (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On July 13, 2008, Coca-Cola Bottling Co. Consolidated (the “Company”) received notice that the collective bargaining unit in Mobile, Alabama, represented by the Teamsters, voted to begin a work stoppage effective immediately. The previous collective bargaining agreement expired on July 12, 2008. The collective bargaining unit represents approximately 270 employees, or approximately 4% of the Company’s total workforce. The Company does not anticipate the work stoppage will materially affect its results of operations.
Cautionary Information Regarding Forward Looking Statements:
This Report on Form 8-K includes forward-looking statements regarding the anticipated affect of the work stoppage on the Company’s results of operations, which statements are inherently uncertain and should be viewed with caution. Actual results and experiences may differ materially due to many factors and risks, including those described in the Company’s Annual Report on Form 10-K for the year ended December 30, 2007 under Part I, Item 1A, “Risk Factors.” The Company undertakes no obligation to update or revise any forward-looking statements contained in this Form 8-K as a result of new information or future events or developments.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)
Date: July 17, 2008	By:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant
and
Senior Vice President and Chief Financial Officer